Capital Bancorp Reports First Quarter 2021 Net Income of $9.0 million, or $0.65 per diluted share
Rockville, Maryland, April 22, 2021 (GLOBE NEWSWIRE) – Capital Bancorp, Inc. (the "Company") (NASDAQ: CBNK), the holding company for Capital Bank, N.A. (the "Bank"), today reported net income of $9.0 million, or $0.65 per diluted share, for the first quarter of 2021. By comparison, net income was $2.9 million, or $0.21 per diluted share, for the first quarter of 2020. Return on average assets was 1.87% for the first quarter of 2021, compared to 0.84% for the same period in 2020. Return on average equity was 22.3% for the first quarter of 2021, compared to 8.6% for the same period in 2020.
“Capital Bancorp started the year with solid first quarter results and is well-positioned to continue our profitable growth in 2021,” said Steven Schwartz, Chairman of the Board of the Company. “Investments in technology and personnel continue to drive results and support the Bank’s differentiated and diversified business model that has demonstrated resiliency in a variety of economic environments.”

“Strong performance by all of our business lines delivered another quarter of exceptional revenue and earnings," said Ed Barry, CEO of the Company. "We continue to navigate through the COVID-19 pandemic and are building substantial long-term momentum across all of our lines of business. We are optimistic about the potential of our investments in technology and infrastructure to support continued profitable growth in a post COVID-19, fintech-enabled world."

First Quarter 2021 Highlights
Capital Bancorp, Inc.
•Solid Earnings - The Commercial Bank, Capital Bank Home Loans and OpenSky® all continued to perform well. In the first quarter of 2021, net income of $9.0 million more than tripled from $2.9 million in the first quarter of 2020 as the economy continued to recover from COVID-19. Earnings were $0.65 per diluted share for the three months ended March 31, 2021 compared to $0.21 per share for the same period last year. Book value per common share grew 23.2 percent to $12.14 at March 31, 2021 compared to $9.85 per share at March 31, 2020.
•Robust Performance Ratios - Return on average assets ("ROAA") and return on average equity ("ROAE") were 1.87% and 22.30%, respectively, for the three months ended March 31, 2021 compared to 0.84% and 8.59%, respectively, for the three months ended March 31, 2020.
•Stable Net Interest Margin - The net interest margin was 5.15% for the three months ended March 31, 2021, which is in line with the 5.16% net interest margin for the same three month period last year.
•Strong Balance Sheet - As of March 31, 2021, the Company reported a common equity tier 1 capital ratio of 13.81% and an allowance for loan and lease losses ("ALLL") to total loans ratio of 1.49%, or 1.79% excluding Small Business Administration Payroll Protection Program ("SBA-PPP") loans.

Commercial Bank
•Continued Portfolio Loan Growth - Portfolio loans, excluding credit cards, increased by $15.4 million, or 5.1 percent annualized, for the quarter ended March 31, 2021 to $1.23 billion compared to $1.21 billion at December 31, 2020. The quarter over quarter growth was mainly due to strong growth in commercial real estate loans which increased by $40.8 million, or 10.4 percent, despite several large loan payoffs.
•Growth in Core Deposits and Reduced Cost of Funds - Noninterest bearing deposits increased by $163.4 million, or 26.8 percent, during the quarter ended March 31, 2021, due to increases in OpenSky® and SBA-PPP loan-related deposits. At March 31, 2021, noninterest bearing deposits represented 41.4% of total deposits compared to 36.8% at December 31, 2020 and 27.9% at March 31, 2020. Overall, the cost of interest bearing liabilities was reduced 14 bps, from 0.95% for the quarter ended December 31, 2020 to 0.81% for the quarter ended March 31, 2021. This reduction was primarily due to the Bank's ongoing strategic initiative to improve its funding mix and to reduce overall rates paid.
•Proactive Management Improves Credit Metrics - We are gaining more clarity into our customers' ability to rebound from the impact of COVID-19 and as the recovery begins to take hold, our customers are experiencing increased stability in their financial condition. As a result of the improving economic environment, provisions for loan losses declined from $1.9 million for the three months ended March 31, 2020 to $503 thousand in the first quarter of 2021. Non-performing assets ("NPAs") decreased to 0.58% of total assets in the first quarter of 2021 compared to 0.61% in the same three month period last year.
•Stable Core Margin - Net interest margin, excluding OpenSky® and SBA-PPP loans was 3.70% for the three months ended March 31, 2021 compared to 3.80% for the three months ended December 31, 2020
•SBA-PPP Loans - SBA-PPP loans, net of $6.4 million in fees, totaled $265.7 million at March 31, 2021 which was comprised of $146.1 million from the 2020 vintage and $119.6 million originated thus far this year. Through March 31, 2021, through the SBA, we have obtained forgiveness for $91.6 million of SBA-PPP loans.
•COVID-19 Related Deferrals - At March 31, 2021, 25 loans with an outstanding balance of $25.4 million remained in deferred status, compared to 43 loans, with an outstanding balance of $30.5 million on December 31, 2020. The majority of deferred loans are in the Accommodation and Food Services sector and are believed to be well-secured by real estate.

Loan Modifications (1)
(dollars in millions)
	March 31, 2021			December 31, 2020		September 30, 2020		June 30, 2020
		Deferred Loans		Deferred Loans		Deferred Loans		Deferred Loans
Sector	Total Loans Outstanding	Balance	# of Loans Deferred	Balance	# of Loans Deferred	Balance	# of Loans Deferred	Balance	# of Loans Deferred
Accommodation & Food Services	$112.0	$16.1	15	$14.7	16	$11.2	14	$42.6	36
Real Estate and Rental Leasing	462.7	3.2	4	5.5	10	9.3	16	45.6	67
Other Services Including Private Households	282.7	—	—	1.1	3	5.6	11	17.3	36
Educational Services	22.5	—	—	—	—	—	—	9.8	6
Construction	244.6	—	—	—	—	0.3	1	4.2	6
Professional, Scientific, and Technical Services	80.7	1.1	2	1.4	3	1.1	2	5.0	11
Arts, Entertainment & Recreation	40.5	1.3	1	0.7	2	1.4	2	5.0	9
Retail Trade	25.4	—	—	0.3	1	—	—	3.0	8
Healthcare & Social Assistance	100.4	—	—	0.9	1	0.9	1	4.7	11
Wholesale Trade	16.6	—	—	—	—	—	—	0.9	1
All other (1)	197.2	3.7	3	5.9	7	0.5	2	5.9	13
Total	$1,585.3	$25.4	25	$30.5	43	$30.3	49	$144.0	204
_______________
(1)Excludes modifications and deferrals made for OpenSky® secured card customers.

Capital Bank Home Loans

•Strong Mortgage Performance - Despite a seasonally slower first quarter, Capital Bank Home Loans originated $354 million of mortgage loans and generated mortgage banking revenue of $7.7 million compared to $382 million in originations and $8.7 million in revenue for the previous quarter, and $180 million in originations and $3.0 million in revenue for the same three month period of the previous year.
•Resilient Gain on Sale Margin - The first quarter 2021 gain on sale margin was 3.00%, up from 2.52% for the same quarter last year, as active product management benefited results.
OpenSky®
•Growth in OpenSky® Accounts Remains Robust - OpenSky® increased customer accounts 13.0 percent with net growth during the quarter of 74 thousand accounts, driving total accounts to 642 thousand at March 31, 2021.
•Government Stimulus Impacted Results - Government stimulus programs have improved the credit performance of our customer base which resulted in lower outstanding balances, reduced fees and lower delinquencies. As a result of this improvement, OpenSky® loan balances decreased by $18.4 million or 18.1 percent to $83.7 million and late fees were adversely impacted compared to the fourth quarter of 2020. The increase in accounts opened drove 12.1 percent growth in deposit balances to $215.9 million. This most recent customer behavior appears similar in nature to what was observed with the previous issuance of stimulus payments during 2020.

COMPARATIVE FINANCIAL HIGHLIGHTS - Unaudited

	Quarter Ended
	March 31,
(amounts in thousands except per share data)	2021	2020	% Change
Earnings Summary
Interest income	$26,638	$21,744	22.5%
Interest expense	2,194	4,057	(45.9)%
Net interest income	24,444	17,687	38.2%
Provision for loan losses	503	2,409	(79.1)%
Noninterest income	13,951	5,535	152.1%
Noninterest expense	25,767	16,799	53.4%
Income before income taxes	12,125	4,014	202.1%
Income tax expense	3,143	1,080	191.0%
Net income	$8,982	$2,934	206.1%

Pre-tax pre-provision net revenue ("PPNR") (2)	$12,628	$6,423	96.6%
Weighted average common shares - Basic	13,757	13,876	(0.9)%
Weighted average common shares - Diluted	13,899	14,076	(1.3)%
Earnings per share - Basic	$0.65	$0.21	208.7%
Earnings per share - Diluted	$0.65	$0.21	210.0%
Return on average assets (1)	1.87%	0.84%	122.6%
Return on average assets, excluding impact of SBA-PPP loans(1) (2)	1.60%	0.84%	90.5%
Return on average equity	22.30%	8.59%	159.6%

	Quarter Ended		1Q21 vs. 1Q20	Quarter Ended
	March 31,			December 31,	September 30,	June 30,
(in thousands except per share data)	2021	2020	% Change	2020	2020	2020
Balance Sheet Highlights
Assets	$2,091,851	$1,507,847	38.7%	$1,876,593	$1,879,029	$1,822,365
Investment securities available for sale	128,023	59,524	115.1%	99,787	53,992	56,796
Mortgage loans held for sale	60,816	73,955	(17.8)%	107,154	137,717	116,969
SBA-PPP loans, net of fees (3)	265,712	—	100.0%	201,018	233,349	229,646
Portfolio loans receivable (3)	1,312,375	1,187,798	10.5%	1,315,503	1,244,613	1,211,477
Allowance for loan losses	23,550	15,513	51.8%	23,434	22,016	18,680
Deposits	1,863,069	1,302,913	43.0%	1,652,128	1,662,211	1,608,726
FHLB borrowings	22,000	28,889	(23.8)%	22,000	22,222	25,556
Other borrowed funds	12,062	15,430	(21.8)%	14,016	17,516	17,392
Total stockholders' equity	167,003	136,080	22.7%	159,311	149,377	142,108
Tangible common equity(2)	167,003	136,080	22.7%	159,311	149,377	142,108

Common shares outstanding	13,759	13,817	(0.4)%	13,754	13,682	13,818
Tangible book value per share (2)	$12.14	$9.85	23.2%	$11.58	$10.92	$10.28
______________
(1) Annualized.
(2) Refer to Appendix for reconciliation of non-GAAP measures.
(3) Loans are reflected net of deferred fees and costs.

Operating Results - Comparison of Three Months Ended March 31, 2021 and 2020
For the three months ended March 31, 2021, net interest income increased $6.8 million, or 38.2 percent, to $24.4 million from the same period in 2020, primarily due to an increase in interest earning assets and a decrease in rates on interest bearing liabilities. The net interest margin decreased 1 basis point to 5.15% for the three months ended March 31, 2021 from the same period in 2020. Net interest margin, excluding credit card and SBA PPP loans, was 3.70% for the first quarter of 2021 compared to 3.96% for the same period in 2020. For the three months ended March 31, 2021, average interest earning assets increased $544.3 million, or 39.5 percent, to $1.9 billion as compared to the same period in 2020, and the average yield on interest earning assets decreased 73 basis points. Compared to the same period in the prior year, average interest-bearing liabilities increased $156.7 million, or 16.6 percent, while the average cost decreased 92 basis points to 0.81% from 1.73%.
The provision for loan losses of $503 thousand for the three months ended March 31, 2021 was due primarily to a small number of loan charge-offs, which was offset by improving overall credit metrics. On an annualized basis, net charge-offs for the first quarter of 2021 were $388 thousand, or 0.12% of average loans, compared to $197 thousand, or 0.07% of average loans on an annualized basis, for the first quarter of 2020. The $388 thousand in net charge-offs during the quarter, was comprised of $105 thousand in commercial loans and $283 thousand in credit cards.
For the quarter ended March 31, 2021, noninterest income was $14.0 million, an increase of $8.4 million, or 152 percent from $5.5 million in the prior year quarter. The increase was primarily driven by significant growth in mortgage banking revenues of $4.8 million and credit card fees of $3.9 million resulting from the higher number of credit card accounts.
For the three months ended March 31, 2021, OpenSky's® net growth was 74 thousand secured credit card accounts, increasing the total number of open accounts to 642 thousand. This compares to 43 thousand new originations for the same period last year, which increased total open accounts to 244 thousand. At March 31, 2021 compared to March 31, 2020, credit card loan balances have increased to $83.7 million from $41.9 million, while the related deposit account balances have increased 155 percent to $215.9 million. The growth in open accounts was primarily driven by enhanced marketing and economic conditions that led consumers to recognize the value and convenience of the Bank's secured credit card product.
The efficiency ratio for the three months ended March 31, 2021 improved to 67.1% compared to 73.5% for the three months ended March 31, 2020 on higher levels of revenue and improved operating leverage.
Noninterest expense was $25.8 million for the three months ended March 31, 2021, as compared to $16.8 million for the three months ended March 31, 2020, an increase of $9.0 million, or 53.4 percent. The increase was primarily driven by a $5.2 million, or 126 percent, increase in data processing expenses, a $1.2 million, or 15.6 percent, increase in salaries and benefits, an increase in professional services of $0.9 million or 111 percent, an increase in loan processing fees of $605 thousand, or 135 percent, and an increase in operating expenses of $1.1 million, or 48.0 percent, quarter over quarter. The increase of $5.2 million in data processing expenses was largely attributable to the higher volume of open credit cards, and increased portfolio and mortgage loan processing volumes during the first quarter of 2021. The Company's organic growth was supported by a 14.7 percent increase in employees to 265 at March 31, 2021, up from 231 at March 31, 2020. Additionally, operating expenses increased $1.1 million due to increases in marketing and advertising, credit expenses, FDIC insurance and miscellaneous expenses.

Financial Condition
Total assets at March 31, 2021 were $2.1 billion, an increase of 38.7 percent from March 31, 2020. Portfolio loans, which exclude mortgage loans held for sale and SBA-PPP loans, totaled $1.3 billion as of March 31, 2021, an increase of 10.5 percent as compared to $1.2 billion at March 31, 2020.
Total deposits at March 31, 2021 were $1.9 billion, an increase of 43.0 percent as compared to $1.3 billion at March 31, 2020. Noninterest bearing deposits increased by $408.5 million, or 112.4 percent, to $771.9 million at March 31, 2021 compared to the level at March 31, 2020. During the quarter, deposit balances grew in certain fiduciary accounts of title and property management companies, as well as noninterest bearing SBA-PPP loan customers and the secured card deposits.
The Company recorded a provision for loan losses of $503 thousand during the three months ended March 31, 2021, which increased the allowance for loan losses to $23.5 million, or 1.49% of total loans (1.79%, excluding SBA-PPP loans, on a non-GAAP basis) at March 31, 2021. This level of reserve provides approximately 267.1% coverage of nonperforming loans at March 31, 2021, compared to the reserve at March 31, 2020 of $15.5 million, or 1.31% of total loans, which represented a coverage ratio of 268%. Nonperforming assets were $12.1 million, or 0.58% of total assets, as of March 31, 2021, up from $9.2 million, or 0.61% of total assets, at March 31, 2020. Of the $12.1 million in total nonperforming assets as of March 31, 2021, nonperforming loans represented $8.8 million and foreclosed real estate totaled $3.3 million. Included in nonperforming loans at March 31, 2021 were troubled debt restructurings of $437 thousand.
Stockholders’ equity increased to $167.0 million as of March 31, 2021, compared to $136.1 million at March 31, 2020. This increase was primarily attributable to earnings during the period. As of March 31, 2021, the Bank's capital ratios continued to exceed the regulatory requirements for a “well-capitalized” institution.

Consolidated Statements of Income (Unaudited)
	Three Months Ended March 31,
(in thousands)	2021	2020
Interest income
Loans, including fees	$26,068	$21,074
Investment securities available for sale	478	340
Federal funds sold and other	92	330
Total interest income	26,638	21,744

Interest expense
Deposits	2,006	3,613
Borrowed funds	188	444
Total interest expense	2,194	4,057

Net interest income	24,444	17,687
Provision for loan losses	503	2,409
Net interest income after provision for loan losses	23,941	15,278

Noninterest income
Service charges on deposits	147	149
Credit card fees	5,940	2,008
Mortgage banking revenue	7,743	2,973
Other fees and charges	120	405
Total noninterest income	13,951	5,535

Noninterest expenses
Salaries and employee benefits	8,568	7,413
Occupancy and equipment	1,129	1,178
Professional fees	1,624	770
Data processing	9,311	4,117
Advertising	833	636
Loan processing	1,052	447
Other real estate expenses, net	4	45
Other operating	3,246	2,193
Total noninterest expenses	25,767	16,799
Income before income taxes	12,125	4,014
Income tax expense	3,143	1,080
Net income	$8,982	$2,934

Consolidated Balance Sheets
(in thousands except share data)	(unaudited) March 31, 2021	December 31, 2020
Assets
Cash and due from banks	$22,678	$18,456
Interest bearing deposits at other financial institutions	294,777	126,081
Federal funds sold	567	2,373
Total cash and cash equivalents	318,022	146,910
Investment securities available for sale	128,023	99,787
Restricted investments	3,723	3,958
Loans held for sale	60,816	107,154
U.S. Small Business Administration Payroll Protection Program ("SBA-PPP") loans receivable, net of fees	265,712	201,018
Portfolio loans receivable, net of deferred fees and costs and net of allowance for loan losses of $23,550 and $23,434	1,288,825	1,292,068
Premises and equipment, net	4,004	4,464
Accrued interest receivable	8,104	8,134
Deferred income taxes, net	7,430	6,818
Other real estate owned	3,293	3,326
Other assets	3,899	2,956
Total assets	$2,091,851	$1,876,593

Liabilities
Deposits
Noninterest bearing	$771,924	$608,559
Interest bearing	1,091,145	1,043,569
Total deposits	1,863,069	1,652,128
Federal Home Loan Bank advances	22,000	22,000
Other borrowed funds	12,062	14,016
Accrued interest payable	1,210	1,134
Other liabilities	26,507	28,004
Total liabilities	1,924,848	1,717,282

Stockholders' equity
Common stock, $.01 par value; 49,000,000 shares authorized; 13,759,218 and 13,753,529 issued and outstanding	138	138
Additional paid-in capital	51,042	50,602
Retained earnings	115,805	106,854
Accumulated other comprehensive income	18	1,717
Total stockholders' equity	167,003	159,311
Total liabilities and stockholders' equity	$2,091,851	$1,876,593

The following table shows the average outstanding balance of each principal category of our assets, liabilities and stockholders’ equity, together with the average yields on our assets and the average costs of our liabilities for the periods indicated. Such yields and costs are calculated by dividing the annualized income or expense by the average daily balances of the corresponding assets or liabilities for the same period.

	Three Months Ended March 31,
	2021			2020
	Average Outstanding Balance	Interest Income/ Expense	Average Yield/ Rate(1)	Average Outstanding Balance	Interest Income/ Expense	Average Yield/ Rate(1)
	(Dollars in thousands)
Assets
Interest earning assets:
Interest bearing deposits	$205,799	$49	0.10%	$96,622	$259	1.08%
Federal funds sold	3,871	—	0.01	1,068	4	1.45
Investment securities available for sale	106,704	478	1.82	60,396	340	2.26
Restricted stock	3,906	43	4.43	3,918	67	6.87
Loans held for sale	72,460	481	2.69	42,105	366	3.49
SBA-PPP loans receivable	232,371	2,205	3.85	—	—	—
Portfolio loans receivable(2)	1,298,352	23,382	7.30	1,175,090	20,708	7.09
Total interest earning assets	1,923,463	26,638	5.62	1,379,199	21,744	6.34
Noninterest earning assets	25,803			18,099
Total assets	$1,949,266			$1,397,298

Liabilities and Stockholders’ Equity
Interest bearing liabilities:
Interest bearing demand accounts	$256,958	68	0.11	$143,875	228	0.64
Savings	5,631	1	0.05	4,409	3	0.30
Money market accounts	471,154	530	0.46	446,928	1,687	1.52
Time deposits	332,660	1,407	1.72	304,053	1,695	2.24
Borrowed funds	35,343	188	2.15	45,757	444	3.90
Total interest bearing liabilities	1,101,746	2,194	0.81	945,022	4,057	1.73
Noninterest bearing liabilities:
Noninterest bearing liabilities	24,059			19,835
Noninterest bearing deposits	660,086			295,060
Stockholders’ equity	163,375			137,381
Total liabilities and stockholders’ equity	$1,949,266			$1,397,298

Net interest spread			4.81%			4.61%
Net interest income		$24,444			$17,687
Net interest margin(3)			5.15%			5.16%
_______________
(1)Annualized.
(2)Includes nonaccrual loans.
(3)For the three months ended March 31, 2021 and March 31, 2020, collectively, SBA-PPP loans and credit card loans accounted for 145 and 120 basis points of the reported net interest margin, respectively.

HISTORICAL FINANCIAL HIGHLIGHTS - Unaudited
	Quarter Ended
(Dollars in thousands except per share data)	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
Earnings:
Net income	$8,982	$9,689	$8,438	$4,761	$2,934
Earnings per common share, diluted	0.65	0.71	0.61	0.34	0.21
Net interest margin	5.15%	5.57%	5.01%	4.72%	5.16%
Net interest margin, excluding credit cards & SBA-PPP loans (1)	3.70%	3.80%	3.84%	3.96%	3.96%
Return on average assets(2)	1.87%	2.08%	1.89%	1.19%	0.84%
Return on average assets, excluding impact of SBA-PPP loans (1)(2)	1.60%	1.88%	1.80%	1.04%	0.84%
Return on average equity(2)	22.30%	25.26%	23.28%	13.70%	8.59%
Efficiency ratio	67.11%	66.63%	65.17%	69.74%	73.53%
Balance Sheet:
Portfolio loans receivable (3)	$1,312,375	$1,315,503	$1,244,613	$1,211,477	$1,187,798
Deposits	1,863,069	1,652,128	1,662,211	1,608,726	1,302,913
Total assets	2,091,851	1,876,593	1,879,029	1,822,365	1,507,847
Asset Quality Ratios:
Nonperforming assets to total assets	0.58%	0.67%	0.79%	0.50%	0.61%
Nonperforming assets to total assets, excluding the SBA-PPP loans (1)	0.66%	0.75%	0.90%	0.58%	0.61%
Nonperforming loans to total loans	0.56%	0.61%	0.78%	0.41%	0.49%
Nonperforming loans to portfolio loans (1)	0.67%	0.70%	0.92%	0.48%	0.49%
Net charge-offs to average portfolio loans (1)(2)	0.12%	0.19%	0.06%	0.05%	0.07%
Allowance for loan losses to total loans	1.49%	1.54%	1.49%	1.30%	1.31%
Allowance for loan losses to portfolio loans (1)	1.79%	1.78%	1.77%	1.54%	1.31%
Allowance for loan losses to non-performing loans	267.07%	253.71%	191.78%	318.25%	268.13%
Bank Capital Ratios:
Total risk based capital ratio	13.55%	12.60%	12.74%	12.35%	12.18%
Tier 1 risk based capital ratio	12.29%	11.34%	11.48%	11.10%	10.93%
Leverage ratio	7.54%	7.45%	7.44%	7.73%	8.61%
Common equity Tier 1 capital ratio	12.29%	11.34%	11.48%	11.10%	10.93%
Tangible common equity	7.01%	7.43%	7.09%	6.91%	8.03%
Holding Company Capital Ratios:
Total risk based capital ratio	16.07%	15.19%	15.35%	15.02%	13.63%
Tier 1 risk based capital ratio	13.98%	13.10%	12.93%	12.58%	12.38%
Leverage ratio	8.84%	8.78%	8.63%	8.85%	9.83%
Common equity Tier 1 capital ratio	13.81%	12.94%	12.75%	12.39%	12.19%
Tangible common equity	7.98%	8.48%	7.95%	7.80%	11.08%
Composition of Loans:
Residential real estate	$420,460	$437,860	$422,698	$437,429	$430,870
Commercial real estate	433,336	392,550	372,972	364,071	360,601
Construction real estate	221,277	224,904	227,661	212,957	204,047
Commercial and industrial - Other	149,914	157,127	134,889	142,673	151,551
SBA-PPP loans	272,090	204,920	238,735	236,325	—
Credit card	83,740	102,186	84,964	54,732	41,881
Other consumer loans	4,487	1,649	2,268	947	1,103
Composition of Deposits:
Noninterest bearing	$771,924	$608,559	$596,239	$563,995	$363,423
Interest bearing demand	300,992	257,126	247,150	268,150	175,924
Savings	6,012	4,800	4,941	5,087	4,290
Money Markets	471,303	447,077	472,447	507,432	473,958
Time Deposits	312,838	334,566	341,435	264,062	285,318

HISTORICAL FINANCIAL HIGHLIGHTS - Unaudited
	Quarter Ended
(Dollars in thousands except per share data)	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
Capital Bank Home Loan Metrics:
Origination of loans held for sale	$353,774	$382,267	$431,060	$315,165	$180,421
Mortgage loans sold	400,112	412,830	410,312	272,151	177,496
Gain on sale of loans	12,008	12,950	12,837	8,088	4,580
Purchase volume as a % of originations	24.59%	30.03%	33.76%	31.16%	32.79%
Gain on sale as a % of loans sold(4)	3.00%	3.14%	3.13%	2.97%	2.52%
OpenSky® Portfolio Metrics:
Active customer accounts	642,272	568,373	529,114	400,530	244,024
Credit card loans, net	$83,740	$102,186	$83,101	$53,150	$40,727
Noninterest secured credit card deposits	215,883	192,520	176,708	131,854	84,689
_______________
(1)Refer to Appendix for reconciliation of non-GAAP measures
(2)Annualized.
(3)Loans are reflected net of deferred fees and costs.
(4)Gain on sale percentage is calculated as gain on sale of loans divided by the sum of gain on sale of loans and proceeds from loans held for sale, net of gains.

Appendix

Reconciliation of Non-GAAP Measures

Return on Average Assets, as Adjusted	Quarters Ended
Dollars in Thousands	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020

Net Income	$8,982	$9,689	$8,438	$4,761	$2,934
Less: SBA-PPP loan income	2,205	1,998	1,470	1,011	—
Net Income, as Adjusted	$6,777	$7,691	$6,968	$3,750	$2,934
Average Total Assets	1,949,265	1,854,846	1,533,591	1,612,839	1,397,298
Less: Average SBA-PPP Loans	232,371	227,617	238,071	168,490	—
Average Total Assets, as Adjusted	$1,716,894	$1,627,229	$1,295,520	$1,444,349	$1,397,298
Return on Average Assets, as Adjusted	1.60%	1.88%	2.14%	1.04%	0.84%

Net Interest Margin, as Adjusted	Quarters Ended
Dollars in Thousands	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020

Net Interest Income	$24,444	$25,719	$22,039	$18,624	$17,687
Less Secured credit card loan income	7,660	9,306	6,632	4,066	4,527
Less SBA-PPP loan income	2,205	1,998	1,470	1011	—
Net Interest Income, as Adjusted	$14,580	$14,415	$13,937	$13,547	$13,160
Average Interest Earning Assets	1,923,463	1,836,337	1,748,894	1,588,380	1,379,199
Less Average secured credit card loans	93,520	95,739	68,585	42,538	42,553
Less Average SBA-PPP loans	232,371	227,617	235,160	168,490	—
Total Average Interest Earning Assets, as Adjusted	$1,597,573	$1,512,981	$1,445,149	$1,377,352	$1,336,646
Net Interest Margin, as Adjusted	3.70%	3.80%	3.84%	3.96%	3.96%

Tangible Book Value per Share	Quarters Ended
Dollars in Thousands	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020

Total Stockholders' Equity	$167,003	$159,311	$149,377	$142,108	$136,080
Less: Preferred equity	—	—	—	—	—
Less: Intangible assets	—	—	—	—	—
Tangible Common Equity	$167,003	$159,311	$149,377	$142,108	$136,080
Period End Shares Outstanding	13,759,218	13,753,529	13,682,198	13,818,223	13,816,723
Tangible Book Value per Share	$12.14	$11.58	$10.92	$10.28	$9.85

Appendix

Reconciliation of Non-GAAP Measures

Allowance for Loan Losses to Total Portfolio Loans	Quarters Ended
Dollars in Thousands	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020

Allowance for Loan Losses	$23,550	$23,434	$22,016	$18,680	$15,514
Total Loans	1,578,087	1,516,520	1,477,962	1,441,123	1,172,285
Less: SBA-PPP loans	265,712	201,018	233,349	229,646	—
Total Portfolio Loans	$1,312,375	$1,315,503	$1,244,613	$1,211,477	$1,172,285
Allowance for Loan Losses to Total Portfolio Loans	1.79%	1.78%	1.77%	1.54%	1.32%

Nonperforming Assets to Total Assets, net SBA-PPP Loans	Quarters Ended
Dollars in Thousands	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020

Total Nonperforming Assets	$12,112	$12,563	$14,806	$9,195	$9,187
Total Assets	2,091,851	1,876,593	1,879,029	1,822,365	1,507,847
Less: SBA-PPP loans	265,712	201,018	233,349	229,646	—
Total Assets, net SBA-PPP Loans	$1,826,139	$1,675,575	$1,645,680	$1,592,719	$1,507,847
Nonperforming Assets to Total Assets, net SBA-PPP Loans	0.66%	0.75%	0.90%	0.58%	0.61%

Nonperforming Loans to Portfolio Loans	Quarters Ended
Dollars in Thousands	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020

Total Nonperforming Loans	$8,818	$9,237	$11,480	$5,869	$5,786
Total Loans	1,578,087	1,516,520	1,477,962	1,441,123	1,172,285
Less: SBA-PPP loans	265,712	201,018	233,349	229,646	—
Total Portfolio Loans	$1,312,375	$1,315,503	$1,244,613	$1,211,477	$1,172,285
Nonperforming Loans to Total Portfolio Loans	0.67%	0.70%	0.92%	0.48%	0.49%

Net Charge-offs to Average Portfolio Loans	Quarters Ended
Dollars in Thousands	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020

Total Net Charge-offs	$721	$615	$163	$134	$197
Total Average Loans	1,532,093	1,494,278	1,477,962	1,365,371	1,175,090
Less: Average SBA-PPP loans	232,371	227,617	233,349	84,245	—
Total Average Portfolio Loans	$1,299,722	$1,266,661	$1,244,613	$1,281,126	$1,175,090
Net Charge-offs to Average Portfolio Loans	0.22%	0.19%	0.05%	0.05%	0.07%

Pre-tax, Pre-provision Net Revenue ("PPNR")	Quarters Ended
Dollars in Thousands	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020

Net income	$8,982	$9,689	$8,438	$4,761	$2,934
Add: Income Tax Expense	3,143	3,347	3,128	1,759	1,080
Add: Provision for Loan Losses	503	2,033	3,500	3,300	2,409
Pre-tax, Pre-provision Net Revenue ("PPNR")	$12,628	$15,069	$15,066	$9,820	$6,423

ABOUT CAPITAL BANCORP, INC.
Capital Bancorp, Inc., Rockville, Maryland is a registered bank holding company incorporated under the laws of Maryland. The Company’s wholly-owned subsidiary, Capital Bank, N.A., is the fifth largest bank headquartered in Maryland at March 31, 2021. Capital Bancorp has been providing financial services since 1999 and now operates bank branches in five locations in the greater Washington, D.C. and Baltimore, Maryland markets. Capital Bancorp had assets of approximately $2.1 billion at March 31, 2021 and its common stock is traded in the NASDAQ Global Market under the symbol “CBNK.” More information can be found at the Company's website www.CapitalBankMD.com under its investor relations page.
FORWARD-LOOKING STATEMENTS
This earnings release contains forward-looking statements. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. Any statements about our management’s expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” "optimistic," “intends” and similar words or phrases. Any or all of the forward-looking statements in this earnings release may turn out to be inaccurate. The inclusion of forward-looking information in this earnings release should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Our actual results could differ materially from those anticipated in such forward-looking statements.  Accordingly, we caution you that any such forward-looking statements are not a guarantee of future performance and that actual results may prove to be materially different from the results expressed or implied by the forward-looking statements due to a number of factors. For details on some of the factors that could affect these expectations, see risk factors and other cautionary language included in the Company's Annual Report on Form 10-K and other periodic and current reports filed with the Securities and Exchange Commission.

Further, given its ongoing and dynamic nature, it is difficult to predict the full impact of the COVID-19 outbreak on our business. The extent of such impact will depend on future developments, which are highly uncertain, including when the coronavirus can be controlled and abated and when and how the economy may be fully reopened. As a result of the COVID-19 pandemic and the related adverse local and national economic consequences, we are exposed to all of the following risks, any of which could have a material, adverse effect on our business, financial condition, liquidity, and results of operations: the demand for our products and services may decline, making it difficult to grow assets and income; if the economy is unable to substantially reopen as planned, and high levels of unemployment continue for an extended period of time, loan delinquencies, problem assets, and foreclosures may increase, resulting in increased charges and reduced income; collateral for loans, especially real estate, may decline in value, which could cause loan losses to increase; our allowance for loan losses may increase if borrowers experience financial difficulties, which will adversely affect our net income; the net worth and liquidity of loan guarantors may decline, impairing their ability to honor commitments to us; as the result of the decline in the Federal Reserve Board’s target federal funds rate to near 0%, the yield on our assets may decline to a greater extent than the decline in our cost of interest-bearing liabilities, reducing our net interest margin and spread and reducing net income; our cyber security risks are increased as the result of an increase in the number of employees working remotely; and Federal Deposit Insurance Corporation premiums may increase if the agency experiences additional resolution costs.

These forward-looking statements are made as of the date of this communication, and the Company does not intend, and assumes no obligation, to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by law.

FINANCIAL CONTACT: Alan Jackson (240) 283-0402
MEDIA CONTACT: Ed Barry (240) 283-1912
WEB SITE: www.CapitalBankMD.com